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                                                                   Exhibit 99.1

                                                                  PRESS RELEASE


Press contact:
Liz Tanner
TenFold
(801) 619-8165
ltanner@10fold.com

      TenFold Sells Trade Order Management Business to Linedata Services

SALT LAKE CITY, Utah - March 15, 2001 - TenFold Corporation (Nasdaq: TENF), a provider of large-scale business applications and the Universal Application(TM), today announced the sale, by its wholly owned subsidiary Argenesis Corporation, of its LongView trade order management business to Linedata Services, a leading European applications services provider to the financial services industry. Linedata Services will acquire the LongView products and corresponding customers, which include nearly 60 of the world's largest investment management firms.

     "This is the first step in what we expect to become an important business and strategic partnership between Linedata Services and TenFold," said Jeffrey
L. Walker, chairman and CTO of TenFold Corporation.

     Linedata Services today acquired The LongView Group, a wholly owned subsidiary of TenFold, for $29 million. The LongView Group develops and markets LongView 2000, the premier trade order management system for buy-side institutions.

     According to Anvaraly Jiva, chairman and CEO of Linedata Services, "This agreement confirms our strategy to gain a firm foothold in the vital UK and US asset management markets, create a full `front-to-back' offering based on best-of-breed software and pursue a strategy of cross-selling LongView's front- and back-office solutions to the clients of both companies."

     "We believe that this transaction provides TenFold with the cash it needs to survive as we address critical business transformations and refocus our business around our founding objectives and technology advantage," said Nancy Harvey, president and CEO of TenFold Corporation.

     Pursuant to their agreements, Linedata Services, TenFold and Argenesis reserve the right to establish a wide-ranging relationship around these businesses at some point in the future. Linedata Services may also license the Universal Application, TenFold's patented applications platform, to build new-generation versions of its existing applications products.

     TenFold continues to market its financial services applications through Argenesis Corporation, a wholly owned subsidiary of TenFold. Argenesis offers solutions for global securities lending, personal wealth management, institutional invoicing and revenue accounting, and mutual fund sales data management.

About TenFold

TenFold Corporation (Nasdaq: TENF) is a provider of large-scale applications for customers in communications, energy, financial services, healthcare, insurance, and other industries. Using its patented Universal Application(TM), TenFold delivers dynamic packaged applications that meet customers' needs in rapidly changing business environments, and that are flexible to adapt to changing needs over time. For more information, call (800) TENFOLD or visit www.10fold.com.
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About Linedata Services

Listed on the Paris Nouveau Marche in May 2000, Linedata Services, a leading European computer services provider in the financial services area, positions itself as an AASP (Added-Value Application Services Provider). Its areas of expertise are Asset Management, Credit Finance and Employee Savings. Linedata Services offers comprehensive solutions that incorporate systems integration services, proprietary software packages and outsourced processing services. This makes Linedata Services a true Added-Value ASP for the financial services industries.

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This release contains forward-looking statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects, including for example, future business relationships, new product releases, and cash flow needs. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents filed by TenFold Corporation with the Securities and Exchange Commission, including but not limited to, the most recent reports on Form 10-Q, 10-K, and S-1.